EXHIBIT 99.1
NEWS RELEASE

LivaNova Reports Fourth-Quarter and Full-Year 2022 Results

London, February 22, 2023 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter and full year ended December 31, 2022 and issued guidance for 2023.
Fourth-Quarter Financial Summary and Highlights1
•Fourth-quarter revenue of $274.9 million increased 1.8 percent on a reported basis and 6.2 percent on a constant-currency basis, as compared to the prior-year period
•Fourth-quarter U.S. GAAP diluted earnings per share was $0.03 and adjusted diluted earnings per share was $0.81
•Completed first clinical cases using EssenzTM, the Company's next-generation perfusion system, at two major centers in Europe
•Received ECMO indication 510(k) clearance for LifeSPARCTM
•Received close-out of FDA Warning Letter associated with the Munich facility and 3T Heater-CoolerTM
Full-Year Financial Summary1
•Full-year 2022 revenue of $1.02 billion decreased 1.3 percent on a reported basis and increased 2.9 percent on a constant-currency basis, as compared to the prior year
•Full-year 2022 revenue, excluding revenue from the Heart Valve business which was divested effective June 1, 2021, increased 2.3 percent on a reported basis and 6.7 percent on a constant-currency basis, as compared to the prior year
•Full-year 2022 U.S. GAAP diluted loss per share was $1.61 and adjusted diluted earnings per share was $2.39
"We delivered revenue growth across all regions in the fourth quarter, excluding foreign currency impact, led by our Cardiopulmonary and Neuromodulation business units," said Damien McDonald, Chief Executive Officer of LivaNova. "In 2023, we remain committed to executing on our core growth drivers, delivering on clinical and product pipeline opportunities, and driving operating leverage to improve cash flow."
1 Constant-currency percent change, revenue excluding revenue from the Heart Valve business, adjusted operating income, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. For an explanation of these and other non-GAAP measures used in this release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this press release.

Fourth-Quarter 2022 Results
The following table summarizes revenue for the fourth quarter of 2022 by segment (in millions):

	Three Months Ended December 31,		% Change	Constant-Currency % Change
	2022	2021
Cardiopulmonary	$136.5	$133.1	2.5%	9.3%
Neuromodulation	127.1	121.6	4.6%	6.7%
Advanced Circulatory Support	9.6	13.8	(30.2)%	(30.0)%
Other	1.6	1.6	4.8%	15.8%
Total Net Revenue	$274.9	$270.1	1.8%	6.2%
•Note: Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, see the section entitled "Use of Non-GAAP Financial Measures."
•Numbers may not add precisely due to rounding.

Cardiopulmonary revenue increased 9.3 percent2 versus the fourth quarter of 2021 with growth across all regions. This growth was primarily driven by oxygenator revenue due to an increase in cardiac surgery procedures across all regions and strength in heart-lung machine placements in the Rest of World region.
Neuromodulation revenue increased 6.7 percent2 versus the fourth quarter of 2021 with growth across all regions. This increase was driven by replacement implants in the U.S. and improving market dynamics in the Europe and Rest of World regions.
Advanced Circulatory Support (ACS) revenue decreased 30.0 percent2 compared to the fourth quarter of 2021 primarily due to a reduction in patients treated with extracorporeal membrane oxygenation (ECMO) as a result of fewer severe COVID cases and in part due to product mix. The decrease was partially offset by growth in non-COVID cases.
Financial Performance
On a U.S. GAAP basis, fourth-quarter 2022 operating income was $14.0 million as compared to $24.8 million for the fourth quarter of 2021. Adjusted operating income for the fourth quarter 2022 was $46.8 million, as compared to $40.2 million for the fourth quarter of 2021.
On a U.S. GAAP basis, fourth-quarter 2022 diluted earnings per share was $0.03, as compared to a diluted loss per share of $0.10 in the fourth quarter of 2021. Fourth-quarter 2022 adjusted diluted earnings per share was $0.81, as compared to $0.57 in the fourth quarter of 2021.
2 Revenue growth rates reflect comparable, constant-currency growth.

Full-Year 2022 Results
The following table summarizes revenue for full year 2022 by segment (in millions):

	Year Ended December 31,		% Change	Constant-Currency % Change
	2022	2021
Cardiopulmonary	$500.3	$483.0	3.6%	10.5%
Neuromodulation	477.0	456.2	4.6%	6.7%
Advanced Circulatory Support	39.3	55.5	(29.1)%	(28.8)%
Other(1)	5.2	40.8	(87.2)%	(85.7)%
Total Net Revenue	1,021.8	1,035.4	(1.3)%	2.9%
Less: Heart Valves	—	36.2	N/A	N/A
Total Net Revenue, Excluding Heart Valves	$1,021.8	$999.2	2.3%	6.7%
•Note: Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, see the section entitled "Use of Non-GAAP Financial Measures."
•Numbers may not add precisely due to rounding.
(1)     Other for the year ended December 31, 2021, includes net revenue of the Heart Valve business, which was divested effective June 1, 2021.

Cardiopulmonary revenue increased 10.5 percent2 versus full-year 2021 with growth across all regions. The growth was primarily driven by oxygenators due to an increase in cardiac surgery procedures across all regions and strength in heart-lung machine placements in the Rest of World region.
Neuromodulation revenue increased 6.7 percent2 versus 2021 with growth across all regions. This increase was driven by replacement implants in the U.S. as well as improving market dynamics in the Europe and Rest of World regions.
ACS revenue decreased 28.8 percent2 compared to 2021 primarily due to a reduction in patients treated with ECMO related to fewer severe COVID cases, product mix and hospital resource challenges. The decrease was partially offset by growth in non-COVID cases.

Financial Performance
On a U.S. GAAP basis, full-year 2022 operating loss was $76.8 million, as compared to $0.8 million for full-year 2021. Adjusted operating income for full-year 2022 was $145.1 million, as compared to $154.8 million for full-year 2021.
On a U.S. GAAP basis, full-year 2022 diluted loss per share was $1.61, as compared to $2.68 for full-year 2021. Full-year 2022 adjusted diluted earnings per share was $2.39, as compared to $2.07 for full-year 2021.
Subsequent Event
Following the second interim analysis, which was conducted after enrolling 500 patients in the ANTHEM-HFrEF clinical study, the Company is stopping enrollment, beginning the process to close the clinical study and winding down the heart failure program. Further evaluation of the study data has not revealed a sufficiently strong positive impact on functional or mortality endpoints, and it is unlikely that the study would demonstrate such an impact. While it appears that there may be benefit for some patients, the magnitude of the expected benefit is insufficient to continue the study. It is important to note that the decision to stop enrolling was not associated with any safety concerns.
Full-Year 2023 Guidance
LivaNova expects revenue for full-year 2023 to grow between 3 and 5 percent on a constant-currency basis. Foreign currency is expected to be a 1 percent tailwind.
Adjusted diluted earnings per share for 2023 are expected to be in the range of $2.45 to $2.65, assuming a share count of 54 million for full-year 2023. In 2023, the Company estimates that adjusted free cash flow will be in the range of $80 to $100 million.

Webcast and Conference Call Instructions
The Company will host a live audiocast for interested parties commencing at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, February 22, 2023 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 844 200 6205 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 041577. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operating performance measures as prescribed by GAAP.
Unless otherwise noted, all revenue growth rates in this release reflect comparable, constant-currency percent change. Management believes that referring to comparable, constant-currency percent change is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net revenue, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net revenue, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited, to LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release. Such risks, uncertainties and other important factors include, but are not limited to: risks related to reductions, interruptions or increasing costs related to the supply of raw materials and components and the distribution of finished products, including as a result of inflation and war; volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, inflation, foreign exchange fluctuations, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure to obtain approvals or reimbursement in relation to our products; failure to establish, expand or maintain market acceptance of our products for the treatment of our approved indications; failure to develop and commercialize new products and the rate and degree of market acceptance of such products; unfavorable results from clinical studies or failure to meet milestones; failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of our products; risks relating to recalls, enforcement actions or product liability claims; changes or reductions in reimbursement for our products or failure to comply with rules relating to reimbursement of healthcare goods and services; cyber-attacks or other disruptions to our information technology systems; costs of complying with privacy and security of personal information requirements and laws; failure to comply with anti-bribery laws; risks associated with environmental laws and regulations as well as environmental liabilities, violations, protest voting and litigation; losses or costs from pending or future lawsuits and governmental investigations, including in the case of our 3T and SNIA litigations; product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; failure to retain key personnel, prevent labor shortages, or manage labor costs; the impact of climate change and the risk of environmental, social and governance pressures from internal and external stakeholders; the risk of quality concerns and the impacts thereof; the failure of our R&D efforts to keep up with the rapid pace of technological development in the medical device industry; failure to protect our proprietary intellectual property; COVID-19’s reverberating impacts on the economy, employment, patient behaviors and supply chain, among others; failure of new acquisitions to further our strategic objectives or strengthen our existing businesses; the potential for impairments of intangible assets and goodwill; changes in our common stock price; activist investors causing disruptions to the business; risks relating to our indebtedness under the exchangeable senior notes, our revolving credit facility and our 2022 term facilities; effectiveness of our internal controls over financial reporting; changes in our profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; changes in tax laws and regulations, including exposure to additional income tax liabilities; and other unknown or unpredictable factors that could harm our financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
Essenz, LifeSPARC and 3T Heater-Cooler are trademarks of LivaNova USA, Inc.

Briana Gotlin
Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Three Months Ended December 31,
	2022	2021	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$45.1	$40.8	10.5%	10.5%
Europe (2)	33.1	36.0	(8.0)%	3.3%
Rest of World	58.3	56.4	3.4%	12.2%
Total	136.5	133.1	2.5%	9.3%
Neuromodulation
US	99.4	95.7	3.9%	3.9%
Europe (2)	13.0	12.6	2.8%	16.0%
Rest of World	14.7	13.2	11.4%	18.2%
Total	127.1	121.6	4.6%	6.7%
Advanced Circulatory Support
US	9.3	13.4	(30.1)%	(30.1)%
Europe (2)	0.2	0.4	NM	NM
Rest of World	0.1	0.1	NM	NM
Total	9.6	13.8	(30.2)%	(30.0)%
Other
US	—	—	N/A	N/A
Europe (2)	—	—	N/A	N/A
Rest of World	1.6	1.6	4.8%	15.8%
Total	1.6	1.6	4.8%	15.8%
Totals
US	153.8	149.8	2.6%	2.6%
Europe (2)	46.3	48.9	(5.4)%	6.4%
Rest of World	74.8	71.3	4.9%	13.4%
Total	$274.9	$270.1	1.8%	6.2%

(1)	Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where we have a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
NM	Indicates that variance as a percentage is not meaningful.
*	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Year Ended December 31,
	2022	2021	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$159.5	$154.1	3.5%	3.5%
Europe (2)	127.1	134.6	(5.6)%	6.1%
Rest of World	213.8	194.3	10.0%	19.2%
Total	500.3	483.0	3.6%	10.5%
Neuromodulation
US	374.5	358.5	4.5%	4.5%
Europe (2)	50.3	51.4	(2.2)%	9.9%
Rest of World	52.2	46.3	12.8%	20.2%
Total	477.0	456.2	4.6%	6.7%
Advanced Circulatory Support
US	37.5	53.8	(30.3)%	(30.3)%
Europe (2)	1.4	1.1	NM	NM
Rest of World	0.3	0.5	NM	NM
Total	39.3	55.5	(29.1)%	(28.8)%
Other (3)
US	—	4.9	(100.0)%	(100.0)%
Europe (2)	—	14.4	(100.0)%	(100.0)%
Rest of World	5.2	21.4	(75.7)%	(72.8)%
Total	5.2	40.8	(87.2)%	(85.7)%
Totals
US	571.6	571.3	—%	—%
Europe (2)	178.8	201.5	(11.3)%	(0.3)%
Rest of World	271.4	262.5	3.4%	11.7%
Total	$1,021.8	$1,035.4	(1.3)%	2.9%
Less: Heart Valves (3)	—	36.2
Total, Excluding Heart Valves	$1,021.8	$999.2	2.3%	6.7%

(1)	Constant-currency percent change, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where we have a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other for the year ended December 31, 2021 includes net revenues of the Heart Valve business, which was divested effective June 1, 2021.
NM	Indicates that variance as a percentage is not meaningful.
*	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,
	2022	2021	% Change
Net revenue	$274.9	$270.1
Cost of sales	91.4	68.4
Gross profit	183.5	201.6	(9.0)%
Operating expenses:
Selling, general and administrative	119.6	124.4
Research and development	44.9	44.1
Other operating expenses	5.0	8.4
Operating income	14.0	24.8	(43.6)%
Interest expense	(13.4)	(6.3)
Foreign exchange and other income/(expense)	5.8	(20.7)
Income (loss) from continuing operations before tax	6.4	(2.3)	NM
Income tax expense	4.7	2.8
Net income (loss)	$1.7	($5.1)	NM

Basic income (loss) per share	$0.03	($0.10)
Diluted income (loss) per share	$0.03	($0.10)

Weighted average common shares outstanding:
Basic	53.5	53.3
Diluted	53.8	53.3

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended December 31,		% Change (1)
	2022	2021
Adjusted SG&A (1)	$99.8	$107.4	(7.0)%
Adjusted R&D (1)	42.9	40.8	5.0%
Adjusted operating income (1)	46.8	40.2	16.5%
Adjusted net income (1)	43.6	30.7	42.2%
Adjusted diluted earnings per share (1)	$0.81	$0.57	43.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Three Months Ended December 31,		Adjusted (1) Three Months Ended December 31,
	2022	2021	2022	2021
Gross profit	66.8%	74.7%	68.9%	69.8%
SG&A	43.5%	46.1%	36.3%	39.8%
R&D	16.3%	16.3%	15.6%	15.1%
Operating income	5.1%	9.2%	17.0%	14.9%
Net income (loss)	0.6%	(1.9)%	15.9%	11.4%
Income tax rate	73.6%	(121.2)%	(2.7)%	13.9%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Year Ended December 31,
	2022	2021	% Change
Net revenue	$1,021.8	$1,035.4
Cost of sales	314.6	329.4
Gross profit	707.2	706.0	0.2%
Operating expenses:
Selling, general and administrative	469.2	471.9
Research and development	155.8	183.4
Impairment of goodwill	129.4	—
Other operating expenses	29.5	51.5
Operating loss	(76.8)	(0.8)	NM
Interest expense	(48.3)	(50.2)
Loss on debt extinguishment	—	(60.2)
Foreign exchange and other income/(expense)	49.9	(13.3)
Loss from continuing operations before tax	(75.1)	(124.5)	NM
Income tax expense	11.1	11.2
Losses from equity method investments	(0.1)	(0.1)
Net loss	($86.2)	($135.8)	NM

Basic loss per share	($1.61)	($2.68)
Diluted loss per share	($1.61)	($2.68)

Weighted average common shares outstanding:
Basic	53.5	50.6
Diluted	53.5	50.6

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Year Ended December 31,
	2022	2021	% Change (1)
Adjusted SG&A (1)	$401.4	$397.8	0.9%
Adjusted R&D (1)	166.2	163.7	1.6%
Adjusted operating income (1)	145.1	154.8	(6.3)%
Adjusted net income (1)	129.2	106.7	21.0%
Adjusted diluted earnings per share (1)	$2.39	$2.07	15.5%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Year Ended December 31,		Adjusted (1) Year Ended December 31,
	2022	2021	2022	2021
Gross profit	69.2%	68.2%	69.8%	69.3%
SG&A	45.9%	45.6%	39.3%	38.4%
R&D	15.2%	17.7%	16.3%	15.8%
Operating (loss) income	(7.5)%	(0.1)%	14.2%	15.0%
Net (loss) income	(8.4)%	(13.1)%	12.6%	10.3%
Income tax rate	(14.7)%	(9.0)%	3.8%	12.0%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the "Reconciliation of GAAP to non-GAAP Financial Measures" contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)

Three Months Ended December 31, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$91.4	$—	$—	($3.6)	$—	($2.1)	$—	($0.3)	$—	$—	$85.4
Gross profit percent	66.8%	—%	—%	1.3%	—%	0.8%	—%	0.1%	—%	—%	68.9%
Selling, general and administrative	119.6	—	—	(2.8)	—	—	(5.6)	(11.4)	—	—	99.8
Selling, general and administrative as a percent of net revenue	43.5%	—%	—%	(1.0)%	—%	—%	(2.0)%	(4.2)%	—%	—%	36.3%
Research and development	44.9	—	—	0.1	—	(1.4)	(0.1)	(0.6)	—	—	42.9
Research and development as a percent of net revenue	16.3%	—%	—%	—%	—%	(0.5)%	—%	(0.2)%	—%	—%	15.6%
Other operating expenses	5.0	(0.7)	(2.0)	—	—	—	(2.3)	—	—	—	—
Operating income from continuing operations	14.0	0.7	2.0	6.3	—	3.5	8.0	12.3	—	—	46.8
Operating margin percent	5.1%	0.2%	0.7%	2.3%	—%	1.3%	2.9%	4.5%	—%	—%	17.0%
Income tax expense	4.7	—	—	0.5	—	—	0.3	0.1	(6.8)	—	(1.2)
Income tax rate	73.6%	—%	—%	7.9%	—%	—%	4.3%	0.9%	N/A	—%	(2.7)%
Net income from continuing operations	1.7	0.7	2.0	5.8	(3.6)	3.5	7.6	12.2	6.8	6.9	43.6
Net income as a percent of net revenue	0.6%	0.2%	0.7%	2.1%	(1.3)%	1.3%	2.8%	4.4%	2.5%	2.5%	15.9%
Diluted EPS - Continuing Operations	$0.03	$0.01	$0.04	$0.11	($0.07)	$0.06	$0.14	$0.23	$0.13	$0.13	$0.81

GAAP results for the three months ended December 31, 2022, include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and Medical Device Regulation ("MDR") costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended December 31, 2021	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Heart Valves (C)	Product Remediation Expenses (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$68.4	$—	($3.9)	$—	($0.4)	$—	$18.0	$—	($0.4)	$—	$—	$81.7
Gross profit percent	74.7%	—%	1.4%	—%	0.2%	—%	(6.7)%	—%	0.2%	—%	—%	69.8%
Selling, general and administrative	124.4	—	(3.0)	—	—	—	—	(6.9)	(7.2)	—	—	107.4
Selling, general and administrative as a percent of net revenue	46.1%	—%	(1.1)%	—%	—%	—%	—%	(2.6)%	(2.7)%	—%	—%	39.8%
Research and development	44.1	—	—	—	—	—	(0.8)	(0.1)	(2.4)	—	—	40.8
Research and development as a percent of net revenue	16.3%	—%	—%	—%	—%	—%	(0.3)%	(0.1)%	(0.9)%	—%	—%	15.1%
Other operating expenses	8.4	0.1	—	(2.6)	—	—	—	(5.8)	—	—	—	—
Operating income from continuing operations	24.8	(0.1)	6.8	2.6	0.4	—	(17.2)	12.8	10.0	—	—	40.2
Operating margin percent	9.2%	—%	2.5%	1.0%	0.2%	—%	(6.4)%	4.8%	3.7%	—%	—%	14.9%
Income tax expense	2.8	(0.1)	0.3	(1.0)	0.1	—	—	0.7	—	2.2	—	5.0
Income tax rate	(121.2)%	180.9%	4.2%	(37.2)%	33.0%	—%	—%	5.5%	(0.4)%	N/A	—%	13.9%
Net (loss) income from continuing operations	(5.1)	0.1	6.5	3.6	0.3	19.0	(17.2)	12.1	10.0	(2.2)	3.6	30.7
Net (loss) income as a percent of net revenue	(1.9)%	—%	2.4%	1.3%	0.1%	7.0%	(6.4)%	4.5%	3.7%	(0.8)%	1.3%	11.4%
Diluted EPS - Continuing Operations	($0.10)	$—	$0.12	$0.07	$0.01	$0.35	($0.32)	$0.22	$0.19	($0.04)	$0.07	$0.57

GAAP results for the three months ended December 31, 2021, include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Loss associated with the sale of Heart Valves
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items and the tax impact of intercompany transactions
(J)	Non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Year Ended December 31, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$314.6	$—	$—	($14.5)	$—	$—	$10.5	$—	($1.5)	$—	$—	$309.1
Gross profit percent	69.2%	—%	—%	1.4%	—%	—%	(1.0)%	—%	0.1%	—%	—%	69.8%
Selling, general and administrative	469.2	—	—	(11.3)	—	—	—	(20.9)	(35.6)	—	—	401.4
Selling, general and administrative as a percent of net revenue	45.9%	—%	—%	(1.1)%	—%	—%	—%	(2.0)%	(3.5)%	—%	—%	39.3%
Research and development	155.8	—	—	0.2	—	—	19.4	(1.5)	(7.7)	—	—	166.2
Research and development as a percent of net revenue	15.2%	—%	—%	—%	—%	—%	1.9%	(0.1)%	(0.8)%	—%	—%	16.3%
Other operating expenses	29.5	(1.1)	(6.6)	—	—	—	—	(21.8)	—	—	—	—
Operating (loss) income from continuing operations	(76.8)	1.1	6.6	25.6	129.4	—	(29.9)	44.2	44.8	—	—	145.1
Operating margin percent	(7.5)%	0.1%	0.6%	2.5%	12.7%	—%	(2.9)%	4.3%	4.4%	—%	—%	14.2%
Income tax expense	11.1	—	0.1	1.8	—	—	—	1.3	0.5	(9.6)	—	5.1
Income tax rate	(14.7)%	—%	1.0%	7.0%	—%	—%	—%	3.0%	1.0%	N/A	—%	3.8%
Net (loss) income from continuing operations	(86.2)	1.1	6.5	23.8	129.4	(44.1)	(29.9)	42.9	44.3	9.6	31.7	129.2
Net (loss) income as a percent of net revenue	(8.4)%	0.1%	0.6%	2.3%	12.7%	(4.3)%	(2.9)%	4.2%	4.3%	0.9%	3.1%	12.6%
Diluted EPS - Continuing Operations	($1.61)	$0.02	$0.12	$0.44	$2.40	($0.82)	($0.55)	$0.79	$0.82	$0.18	$0.59	$2.39

GAAP results for the year ended December 31, 2022, include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Goodwill impairment associated with the Company's ACS business
(E)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the 2022 Bridge Loan and Term Facilities
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Year Ended December 31, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Heart Valves (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Contingent Consideration (G)	Certain Legal & Regulatory Costs, and Investment Gain and Dividend (H)	Stock-based Compensation Costs (I)	Certain Tax Adjustments (J)	Certain Interest Adjustments (K)	Adjusted Financial Measures
Cost of sales	$329.4	$—	$—	($15.7)	$—	($0.8)	$—	$8.5	($0.8)	($2.5)	$—	$—	$318.0
Gross profit percent	68.2%	—%	—%	1.5%	—%	0.1%	—%	(0.8)%	0.1%	0.2%	—%	—%	69.3%
Selling, general and administrative	471.9	—	—	(12.2)	—	—	—	—	(32.4)	(29.4)	—	—	397.8
Selling, general and administrative as a percent of net revenue	45.6%	—%	—%	(1.2)%	—%	—%	—%	—%	(3.1)%	(2.8)%	—%	—%	38.4%
Research and development	183.4	—	—	0.2	—	—	—	(9.1)	(2.2)	(8.7)	—	—	163.7
Research and development as a percent of net revenue	17.7%	—%	—%	—%	—%	—%	—%	(0.9)%	(0.2)%	(0.8)%	—%	—%	15.8%
Other operating expenses	51.5	(0.7)	(9.7)	—	(1.9)	—	—	—	(38.1)	—	—	—	1.0
Operating (loss) income from continuing operations	(0.8)	0.7	9.7	27.8	1.9	0.8	—	0.6	73.5	40.6	—	—	154.8
Operating margin percent	(0.1)%	0.1%	0.9%	2.7%	0.2%	0.1%	—%	0.1%	7.1%	3.9%	—%	—%	15.0%
Income tax expense	11.2	—	0.2	1.9	2.1	0.3	—	—	1.7	0.7	(3.5)	—	14.6
Income tax rate	(9.0)%	0.9%	2.0%	6.9%	106.3%	31.4%	—%	—%	2.7%	1.7%	N/A	—%	12.0%
Net (loss) income from continuing operations	(135.8)	0.7	9.5	25.8	(0.1)	0.6	81.7	0.6	63.7	39.9	3.5	16.8	106.7
Net (loss) income as a percent of net revenue	(13.1)%	0.1%	0.9%	2.5%	—%	0.1%	7.9%	0.1%	6.2%	3.9%	0.3%	1.6%	10.3%
Diluted EPS - Continuing Operations	($2.68)	$0.01	$0.18	$0.50	$—	$0.01	$1.59	$0.01	$1.24	$0.77	$0.07	$0.33	$2.07

GAAP results for the year ended December 31, 2021, include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Loss associated with the sale of Heart Valves
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with the June 2020 financing transactions, including loss on debt extinguishment, the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	Remeasurement of contingent consideration related to acquisitions
(H)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, MDR costs, gain from remeasurement of an investment and dividend income
(I)	Non-cash expenses associated with stock-based compensation costs
(J)	Discrete tax items and the tax impact of intercompany transactions
(K)	Non-cash interest expense on the Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$214.2	$208.0
Restricted cash	301.4	—
Accounts receivable, net of allowance	183.1	185.4
Inventories	129.4	105.8
Prepaid and refundable taxes	31.7	37.6
Current derivative assets	1.3	106.6
Prepaid expenses and other current assets	25.0	35.7
Total Current Assets	886.1	679.2
Property, plant and equipment, net	147.2	150.1
Goodwill	768.8	899.5
Intangible assets, net	368.6	399.7
Operating lease assets	35.8	40.6
Investments	16.3	16.6
Deferred tax assets	1.4	2.2
Long-term derivative assets	54.4	—
Other assets	16.2	13.1
Total Assets	$2,294.8	$2,201.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$23.4	$229.7
Accounts payable	74.3	68.0
Accrued liabilities and other	75.6	88.9
Current derivative liabilities	5.9	183.1
Current litigation provision liability	29.5	32.8
Taxes payable	16.5	15.1
Accrued employee compensation and related benefits	72.2	79.3
Total Current Liabilities	297.4	697.0
Long-term debt obligations	518.1	9.8
Contingent consideration	85.3	86.8
Deferred tax liabilities	8.5	7.7
Long-term operating lease liabilities	29.5	35.9
Long-term employee compensation and related benefits	16.8	19.1
Long-term derivative liabilities	85.7	—
Other long-term liabilities	45.8	49.9
Total Liabilities	1,087.1	906.3
Total Stockholders’ Equity	1,207.6	1,294.6
Total Liabilities and Stockholders’ Equity	$2,294.8	$2,201.0

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Year Ended December 31,
	2022	2021
Operating Activities:
Net loss	($86.2)	($135.8)
Non-cash items included in net loss:
Impairment of goodwill	129.4	—
Stock-based compensation	44.8	40.6
Remeasurement of derivative instruments	(38.7)	17.6
Remeasurement of contingent consideration to fair value	(29.9)	0.6
Amortization	25.2	26.5
Depreciation	22.4	24.5
Amortization of debt issuance costs	21.3	16.7
Amortization of operating lease assets	10.2	16.9
Deferred tax expense	1.4	2.9
Loss on debt extinguishment	—	60.2
Impairment of disposal group and loss on sale	—	1.9
Other	1.7	0.7
Changes in operating assets and liabilities:
Accounts receivable, net	(4.8)	(15.7)
Inventories	(25.7)	4.5
Other current and non-current assets	7.5	24.1
Accounts payable and accrued current and non-current liabilities	(3.5)	13.0
Taxes payable	1.4	0.1
Litigation provision liability	(6.6)	3.3
Net cash provided by operating activities	69.9	102.5
Investing Activities:
Purchases of property, plant and equipment	(26.5)	(25.5)
Acquisitions, net of cash acquired	(8.9)	(1.7)
Purchase of investments	(3.0)	(3.7)
Proceeds from sale of Heart Valves, net of cash disposed	—	42.9
Proceeds from sale of Respicardia investment and loan	—	23.1
Other	(0.1)	1.7
Net cash (used in) provided by investing activities	(38.4)	36.9
Financing Activities:
Proceeds from long-term debt obligations	507.5	—
Repayment of long-term debt obligations	(223.5)	(452.3)
Shares repurchased from employees for minimum tax withholding	(8.7)	(12.9)
Proceeds from deferred consideration from sale of Heart Valves, net of working capital adjustments	4.6	—
Debt issuance costs	(3.3)	(2.5)
Proceeds from issuance of ordinary shares, net	—	322.6
Payment of make-whole premium on long-term debt obligations	—	(35.6)
Payment of contingent consideration	—	(5.2)
Other	3.5	4.5
Net cash provided by (used in) financing activities	280.1	(181.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4.0)	(2.8)
Net increase (decrease) in cash, cash equivalents and restricted cash	307.6	(44.8)
Cash, cash equivalents and restricted cash at beginning of period	208.0	252.8
Cash, cash equivalents and restricted cash at end of period	$515.6	$208.0

* Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended December 31, 2021	Year Ended December 31,
		2022	2021
GAAP diluted weighted average shares outstanding	53.3	53.5	50.6
Add effects of stock-based compensation instruments	0.9	0.5	0.9
Adjusted diluted weighted average shares outstanding (1)	54.2	54.0	51.5

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.